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                                                                   EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT
                              --------------------

         This EMPLOYMENT AGREEMENT is entered into this __ day of _____, 1997, by and between Leonard S. Simon (the "Employee") and Charter One Financial, Inc. (the "Company"), but shall not be effective until the Effective Date (as defined herein).

         WHEREAS, the Company has entered into an agreement dated May 21, 1997 (the "Acquisition Agreement"), under which RCSB Financial, Inc. ("RCSB Financial") shall be acquired by the Company by merger of RCSB Financial into the Company's wholly owned subsidiary, Charter-Michigan Bancorp, Inc. ("Charter-Michigan"), and RCSB Financial's wholly-owned subsidiary, Rochester Community Savings Bank ("RCSB"), shall be merged into Charter-Michigan's wholly-owned subsidiary, Charter One Bank, F.S.B. (the "Bank"),

         WHEREAS, from and after the Effective Date, the Company desires to employ the Employee, and the Employee is willing to be employed, on the terms set forth below, and

         WHEREAS, the Board of Directors of the Company (the "Board of Directors") has approved the execution of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

         I. TERM. The term of this Agreement shall be the period of four years (the "Term") commencing on the day of the consummation of the acquisition of RCSB Financial by the Company (the "Effective Date") pursuant to the Acquisition Agreement.

         II.  EMPLOYMENT.

         A. In addition to serving as a Vice Chairman of the Company, the Employee shall be employed by the Company under this Agreement. As an employee, he shall report to the Chief Executive Officer of the Company and shall have such duties and authority as are specified by the Chief Executive Officer or the Board of Directors from time to time, and that are consistent with the Employee's status as a Vice Chairman of the Company and a former Chairman of the Board and Chief Executive Officer of RCSB Financial and RCSB, including but not limited to advising the Company and its affiliates concerning:

                    1. integration of the operations of RCSB into the operations of the Bank,

                    2. the market area of and community served by RCSB prior to the Effective Date,

                    3. the customers and potential customers of RCSB or the Company and its affiliates,

                    4. long term strategic planning for the Company and its affiliates generally, and

                    5. such other matters as may be requested from time to time by the Chief Executive Officer of the Company.


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         B. The Employee shall provide the services contemplated hereunder principally from the Rochester, New York, location of RCSB, provided, however, that the Employee shall be available, to the extent requested by the Company, to provide services under this Agreement at such times and such other places reasonably designated by the Company. The Employee shall be provided with an office and other facilities and services that are consistent with his status as a Vice Chairman of the Company and his duties hereunder. The Company agrees that the Employee, acting as a sole proprietor or in connection with a consulting business established by him, may render consulting services to persons or entities not affiliated with the Company so long as (i) such activities do not interfere with the proper rendering of services to the Company pursuant to this Agreement and (ii) the Employee does not violate Section IV of this Agreement.

         III. COMPENSATION. The Employer shall pay the Employee a salary of four hundred forty-two thousand five hundred fifty-two dollars ($442,552) per year in regular increments not less frequently than monthly. The Employee shall be entitled to benefits under such benefit plans, programs, practices and arrangements as are applicable to executive officers of the Company, except that the Employee shall not be entitled to participate in any incentive bonus program offered by the Company or any stock or stock option plan of the Company, provided that the Employee shall be entitled to receive stock option awards at substantially the same time and on substantially the same terms and conditions as stock option awards to non-employee directors of the Company, and provided further that the terms and conditions of such awards shall reflect the fact that the Employee is an employee of the Company. The Company shall reimburse the Employee for reasonable expenses incurred by him in connection with his duties under this Agreement in accordance with the Company's policies on reimbursement of expenses applicable to its officers generally.

         IV.  COVENANT NOT TO COMPETE; CONFIDENTIAL INFORMATION.

         A. The Employee hereby agrees that during the Term, without the prior written consent of the Company, he shall not serve as a director, employee or officer of, or provide personal services to, any institution insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration which has an office in any of the States of Michigan, New York or Ohio or any holding company or other affiliate of such an institution. Notwithstanding the foregoing, it is expressly understood by the parties that during the Term, the Employee may render consulting services to third parties as set forth in Section II.B. of this Agreement.

         B. The parties agree that by reason of his employment and his services hereunder, the Employee has and will have special knowledge of the business and plans of the Company and its affiliates which has not been disclosed by the Company or any affiliate and which constitutes confidential and proprietary business information ("Confidential Information"). The Employee agrees that, without the prior written consent of the Company, he shall not in any way disclose to any person or entity other than the Company and its affiliates any Confidential Information or written or other form of record containing Confidential Information. Notwithstanding the foregoing, the Employee may, consistent with any performance of consulting services for persons and entities


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other than the Company and its affiliates as permitted under Section II.B. of this Agreement, disclose knowledge of general financial and economic principles that do not reflect Confidential Information.

         C. At the conclusion of the Term or upon earlier termination of this Agreement, the Employee shall deliver to the Company all copies of all written or other records containing Confidential Information which are in his possession or control.

         D. The provisions of this Section IV shall survive termination of this Agreement. In the event of a breach or threatened breach of this Section IV, the Company shall be entitled to an injunction restraining the Employee from violating this Section IV in addition to any other remedies available to the Company, including but not limited to recovery of damages from the Employee.

         V.  TERMINATION; REGULATORY PROVISIONS.

         A. For Cause (as defined below) the Company may terminate the employment of the Employee under this Agreement prior to the conclusion of the Term. The term "Cause" shall mean the Employee's violation of the provisions of
Section IV or the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, willful failure to perform duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order in connection with the performance of his duties hereunder, or material breach of any provision of this Agreement. In the event of such termination of this Agreement for Cause, the Company shall be obligated under Section III of this Agreement only to pay salary, provide benefits and reimburse expenses accrued through the date of termination, and shall have no further obligation to the Employee under this Agreement. For purposes of this Section V.A., no act or failure to act on the part of the Employee shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith and without reasonable belief that the Employee's action was in the best interests of the Company. Any act, or failure to act, based on prior approval given by the Board of Directors or upon the instruction or with the approval of the Chief Executive Officer of the Company or one of its subsidiaries shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. The employment of the Employee shall not be deemed to be terminated for "Cause" unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting called and held for such purpose (after reasonable notice to the Employee and opportunity for the Employee, together with counsel, to be heard by the Board of Directors) finding that, in the good faith opinion of the Board of Directors, the Employee is guilty of conduct constituting "Cause" and specifying the particulars thereof in detail.

         B. In the event that a change in control of the Company shall occur and that Charles John Koch shall not serve as the Chief Executive Officer of the Company or its successor immediately following such change in control, notwithstanding the foregoing provisions of this Agreement, (i) the Employee shall have the right to discontinue rendering services to the Company and its affiliates under Section II of this Agreement and (ii) if the Employee exercises such right, the



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Company shall pay to the Employee in a lump sum in cash, not later than five days after the date of written notice by the Employee to the Company that he elects to exercise such right, the aggregate amount of his salary that otherwise would be payable under Section III of this Agreement if the Employee had continued to render services during the remaining Term, and shall continue during the remainder of the Term to provide benefits under Section III of this Agreement, provided that the Employee shall deliver to the Company all copies of all written or other records containing Confidential Information which are in his possession or control and shall continue to observe the provisions of
Section IV of this Agreement.

         C. If the Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of the Bank by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. Section 1818(e)(4) and (g)(1), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         D. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations of the Company under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

         E. Except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, all obligations of the Company under this Agreement shall be terminated (a) if, and at the time that, the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (b) if, and at the time that, the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

         F. Any payments to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any rules and regulations promulgated thereunder.

         G. In the event that the Employee dies during the Term, this Agreement shall terminate upon the date of death and the Company shall be obligated under
Section III only to pay salary and provide benefits accrued through such date. In the event that the Employee's employment hereunder is terminated by the Company without Cause, or in the event that the Employee terminates his employment hereunder due to a material breach of this Agreement by the Company, the Company shall (i) not later than five days after the date of termination of employment pay to the Employee a lump sum equal to the aggregate amount of his salary that would have been payable to him in the absence of such termination if he had continued to be employed during the remainder of the Term, and (ii) continue during the remainder of the Term to provide benefits other than stock options under Section III of this Agreement.



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         VI. ASSIGNMENT; SUCCESSORS. This Agreement may not be assigned by either party, whether by agreement, operation of law or otherwise, without the consent of the other, except that the Company may assign this Agreement to a successor by operation of law. This Agreement shall be binding upon and inure to the benefit of the Employee and the Company and their respective permitted successors and assigns.

         VII. PRIOR AGREEMENTS; AMENDMENTS; SEVERABILITY; WAIVER; HEADINGS. This Agreement contains the entire agreement between the parties with respect to employment of the Employee and his provision of consulting services to others during the Term and supersedes any prior oral or written agreements or understandings between them with respect to such employment and services. This Agreement may be modified or amended only by an instrument in writing executed by both parties. If any provision of this Agreement is determined to be invalid, such invalidity shall not affect any other provisions, and such other provisions shall continue in full force and effect to the full extent consistent with applicable law. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against enforcement of any provision of this Agreement, except by a writing signed by the party charged with waiver or estoppel. No written waiver shall be deemed a continuing waiver unless specifically stated therein and each waiver shall operate only as to the specific term or condition waived. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         VIII. ARBITRATION. Except in the event that the Company alleges a breach or threatened breach of Section IV of this Agreement, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         IX. NOTICES. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Company at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Company, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Company.



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         X. REIMBURSEMENT OF LEGAL COSTS. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of (i) the Employee's contesting or disputing any termination of employment, or (ii) the Employee's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company (or its successors) under which the Employee is or may be entitled to receive benefits; provided that the Company's obligation to pay such fees and expenses is subject to the Employee's prevailing with respect to the matters in dispute in any action initiated by the Employee or the Employee's having been determined to have acted reasonably and in good faith with respect to any action initiated by the Company.

         XI. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio to the extent not pre-empted by federal law.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                            Charter One Financial, Inc.

                                            -----------------------------
                                            By:
                                            Its:

                                            Employee


                                            -----------------------------
                                            Leonard S. Simon